Exhibit 10.18

This Asset Purchase Agreement (the “Agreement”) is made and entered into as of this 30th day of June 2006, by and among Voice, Video, and Data Services, Inc., a Wyoming Corporation, hereinafter referred to as “Buyer”, Competitive Companies, Inc., a Nevada corporation, hereinafter referred to as “Seller” and d/b/a “The Telephone Company”, an unincorporated entity currently being operated as a division of Seller located in the State of Kentucky, hereinafter referred to as “TTC”.

RECITALS

WHEREAS, Seller currently holds all rights, title and interest in TTC’s operations located in Kentucky and Buyer desires to purchase TTC and all assets associated with TTC.

WHEREAS, TTC, as a division of Seller, owns the physical and intangible assets described in Exhibit A to this Agreement, (hereinafter the Acquired Assets); and

WHEREAS, Seller desires to sell and Buyer desires to purchase substantially all of the Acquired Assets and assume the liabilities of TTC on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representations and warranties hereinafter set forth, the parties agree as follows:

1.

PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer and Buyer agrees to purchase from Seller, at the closing date of June 30, 2006 all of the assets pertaining to the Acquired Assets set forth in Exhibit A including, but not limited to, the following: all existing inventory of TTC; its contract to sell telephone services in Kentucky; its rights under licenses and agreements; its vendor agreements; its office lease and physical property located in Kentucky; its copyrights, trademarks and tradenames; all regulatory rights and filings, all advertising and promotional material, and any names and addresses of TTC’s customers.

2.	ASSUMPTION OF OBLIGATIONS AND LIABILITIES.

(a)    Buyer shall assume all liabilities that Seller is currently aware of, as set forth in Exhibit B of this Agreement, as well as any liabilities that may arise after closing of this Agreement that Seller was not aware of at the time of closing. Furthermore, Buyer agrees to assume the building lease of Seller’s Kentucky office of TTC, located at 111 S. Mulberry Street, Elizabethtown, KY 42701.

(b)

Buyer agrees to pay/negotiate or others settle in full all the liabilities disclosed on Exhibit B of this Agreement on or before December 31 2006. A vendor acknowledgement by written sign off of the liability is acceptable, if such is made in a form approved by Seller. The Buyer hereby agrees to pledge to Seller an additional 1,400,000 shares of Competitive Companies Inc. common stock, currently held in the name of Russell Preston, as collateral for the payment of the liabilities. Such shares shall be cancelled by Seller if Buyer has not discharged or otherwise paid off all of the liabilities listed on Exhibit B on or before December 31, 2006.

Such shares shall be delivered to Seller concurrent with Closing and shall be delivered with a Medallion signature guarantee and any other documents necessary for the Seller to have the shares cancelled if Buyer does not fully pay 100% of the liabilities set forth on Exhibit B by December 31, 2006.

Buyer expressly acknowledges the pledge of shares contained in the Section 2(b) and fully recognizes that if 100% of the liabilities set forth on Exhibit B are not paid on or before December 31, 2006, the 1,400,000 shares of common stock shall be immediately cancelled. Further, Buyer acknowledges this section is meant to provide an all or nothing pledge to Seller to ensure 100% of the liabilities are paid by Buyer and that there will not be a pro rata cancellation or adjustment of any kind should Buyer pay anything less than 100% of the liabilities. (i.e.-if Buyer pays all of the liabilities except for $1, the 1,400,000 shall still be cancelled).

3.

PURCHASE PRICE. As consideration for the sale, conveyance, assignment, transfer and delivery of the Acquired Assets and assumption of liabilities, the Buyer agrees on the Closing Date to deliver to the Seller one million four hundred thousand (1,400,000) shares of Seller’s unregistered common shares, currently held by Russ Preston, President of Buyer and a Director of Seller (the “Shares”), of the Seller.

4.

CLOSING. The closing shall take place on the Closing Date of June 30, 2006 at the offices of Competitive Companies, Inc., 3751 Merced Drive, Suite A, Riverside, California, at 1 P.M. local time or such other time and place as the parties may agree upon in writing.

5.	DELIVERIES AT CLOSING. At the closing on the Closing Date:

(a)

Seller shall deliver to Buyer such bills of sale, deeds, assignments and other instruments of sale, conveyance, assignment and transfer as are sufficient in the opinion of Buyer and its counsel to vest in Buyer and its successors or assigns the absolute, legal and equitable title to all of the Acquired Assets.

(b)

Buyer shall deliver to Seller 1,400,000 restricted shares of Seller’s common stock currently controlled by Russ Preston together with an executed stock power, with medallion signature guarantee affixed, sufficient for Seller to have the Shares cancelled by its independent transfer agent.

(c)

Buyer shall deliver to Seller the additional 1,400,000 pledged restricted shares of Seller’s common stock currently controlled by Russ Preston together with an executed stock power, with medallion signature guarantee affixed, sufficient for Seller to have the Shares cancelled by its independent transfer agent if Buyer does not pay 100% of the liabilities set forth on Exhibit B on or before December 31, 2006.

6.	REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that:

(a)	Seller, Competitive Companies, Inc., has the requisite power and authority to own and operate all of TTC’s assets, properties and business and to carry on its business as now conducted in Kentucky.

(b)

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Seller, and, when executed by the authorized representative of the Seller, this Agreement will constitute a legal, valid and binding agreement of Seller.

(c)

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms and conditions of, or result in a loss of rights under, or result in the creation of any lien, charge or encumbrance upon, any of the Acquired Assets pursuant to (i) Seller's Articles of Incorporation or other corporate documents, (ii) any franchise, mortgage, deed of trust, lease, license, permit, agreement, instrument or undertaking to which Seller is a party or by which it or any of its properties are bound, or (iii) any statute, rule, regulation, order, judgement, award or decree.

(d)	Seller has good and marketable title to all of TTC’s assets and properties.

(e)	Exhibit A attached hereto contains a list of all inventory and assets which Buyer is to acquire pursuant to this Agreement.

(f)

To Seller’s knowledge, there is no suit, claim, action or proceeding now pending or threatened before any court, administrative or regulatory agency or any basis for such a claim which may result in any judgment, order, decree, liability or other determination which could have an adverse effect, financial or otherwise, upon Seller or any of the Acquired Assets. No such judgment, order or decree has been entered which has or could have such effect.

(g)

To the best of Seller’s knowledge, TTC has all licenses and permits (federal, state and local) necessary to conduct its business and such licenses and permits are in full force and effect. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or threatened which could result in the revocation or limitation of any of such licenses or permits.

(h)

No consent is necessary to effect the transfer to Buyer of any of the Acquired Assets and, upon the consummation of the transactions contemplated hereby, Buyer will be entitled to use the Acquired Assets to the full extent that Seller and TTC used the same immediately prior to the transfer of the Acquired Assets.

(i)

Copies of all documents described in Exhibit A and Exhibit B hereto have been made available to Buyer and, to the best of Seller’s knowledge, are correct and include all applicable amendments, supplements and modifications.

(j)

Neither this Agreement nor any Exhibit hereto delivered by Seller pursuant to this Agreement contains an untrue statement of a material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not materially misleading.

7.	REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that:

(a)	Buyer is a corporation in good standing in the State of Wyoming.

(b)

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Buyer, and, when executed by the Buyer, this Agreement will constitute a legal, valid and binding agreement of Buyer.

(c)	The Shares, when delivered in accordance with the terms of this Agreement, will be duly and validly assigned, fully paid and nonassessable.

(d)

There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer affecting any of its assets or properties that could result, either in any case or in the aggregate, in any material adverse change in the assets, properties or business of Buyer, or that could impair the validity of this Agreement or any action to be taken pursuant to this Agreement.

(e)

Neither this Agreement, nor any Exhibit to this Agreement, nor any written statement or certificate or certificate furnished by Buyer in connection with this Agreement, contains an untrue statement of a material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not materially misleading.

8.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at its option, subject to fulfillment of each of the following conditions prior to or at the closing:

(a)

All representations and warranties of Seller made in this Agreement or in any Exhibit hereto delivered by Seller shall be true and correct as of the Closing Date with the same force and effect as if made on and as of that date.

(b)	Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

9.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at its option, subject to fulfillment of each of the following conditions prior to or at the closing:

(a)

All representations and warranties of Buyer made in this Agreement or in any Exhibit hereto delivered by Buyer shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

(b)	Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.

10.

FURTHER ASSURANCES. Following the closing, Seller agrees to take such actions and execute, acknowledge and deliver to Buyer such further instruments of assignment, conveyance and transfer and take any other action as Buyer may reasonably request in order to more effectively convey, sell, transfer and assign to Buyer any of the Acquired Assets, to confirm the title of Buyer thereto, and to assist Buyer in exercising rights with respect to the Acquired Assets.

11.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each of the parties hereto shall survive the closing for a period of two (2) years after the Closing Date.

12.	INDEMNIFICATION.

(a)

Seller agrees to indemnify, defend and hold harmless Buyer against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney's fees, incurred by Buyer arising, resulting from, or relating to any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Seller under this Agreement.

(b)

Buyer agrees to indemnify, defend and hold harmless Seller against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney's fees, incurred by Seller arising, resulting from, or relating to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Buyer under this Agreement, or by reason of any act or omission of Buyer or any of its successors or assigns after the Closing Date that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of Seller under any contract, lease, license or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Buyer expressly assumes these obligations, duties and liabilities under this Agreement.

(c)    The indemnified Party shall give the indemnifying Party written notice (an “Indemnification Claim Notice”) within 30 days (or such other additional reasonable period that the Indemnified Party can establish is reasonably necessary to permit it to determine whether to make a request for indemnification) of any Damages or discovery of fact upon which such indemnified Party intends to base a request for indemnification under this Section, but in no event shall the indemnifying Party be liable for any damages that result from failure to provide such notice within such period. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such damages (to the extent that the nature and amount of such damages are known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any damages. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the “Indemnitees” and each an “Indemnitee”) shall be made solely by such Party to this Agreement (the “Indemnified Party”).

13.

INTENDED PURPOSE OF ACQUIRED SHARES.  Seller represents to Buyer that the Shares which are being acquired from the Buyer are to be returned to the Seller’s transfer agent for cancellation within five (5) days of Closing.

14.	GENERAL PROVISIONS.

14.1	CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

14.2

NOTICES. All notices, requests, demands and other communications contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid, addressed to the following parties, their successors in interest, or their permitted assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

Seller: Competitive Companies, Inc.
3751 Merced Drive, Suite A
Riverside, CA 92503

Buyer: Voice, Video and Data Services, Inc.
111 S. Mulberry Street
Elizabethtown, KY 42701

14.3

ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other parties. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties to this Agreement and their successors and assignees, any rights or remedies under this Agreement unless expressly so stated to the contrary.

14.4

REMEDIES. Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each party shall have all other remedies now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

14.5

ARBITRATION. Any controversy or claim relating to this Agreement (other than a request for injunctive relief), including any controversy or claim as to the arbitrability of any controversy or claim and any claim for rescission, shall be settled by arbitration in the city of Las Vegas, State of Nevada, in accordance with the then rules of the American Arbitration Association, and judgment upon an award rendered in such arbitration may be entered in any court having jurisdiction of the matter.

14.6

ATTORNEY'S FEES AND LITIGATION COSTS. If any arbitration proceeding or other legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which is maybe entitled.

14.7

ENTIRE AGREEMENT. This Agreement and the exhibits and other documents specifically referred to herein or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understanding, discussions, negotiations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in writing signed by each of the parties affected thereby.

14.8

SEVERABILITY. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

14.9	SECTION HEADINGS. The section headings in this Agreement are included for convenience only, are not a part of this Agreement and shall not be used in construing it.

14.10	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

BUYER:	Voice, Video and Data Services, Inc.

By: /s/ Russ Preston
Russ Preston, CEO

/s/ Russ Preston

Russell Preston, an individual only as relates to the 1,400,000 shares to be cancelled and the pledged 1,400,000 shares

SELLER:	Competitive Companies, Inc.

By: /s/ Henri Hornby